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                                                              EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS



        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 25, 1997, except for the "Summary of Significant Accounting Policies -- Restatement, Membership revenue recognition and Impact of recently issued accounting standards" and "Income Taxes" notes, as to which the date is July 14, 1997, in Amendment No. 4 to the Registration Statement (Form S-3 No. 333-24175) and related Prospectus of Bally Total Fitness Holding Corporation for the registration of up to 8,000,000 shares of its common stock.


                                                    ERNST & YOUNG LLP

Chicago, Illinois
July 30, 1997